Exhibit 10.21(a)

CERTAIN INFORMATION HAS BEEN OMITTED OR REDACTED FROM VERSION OF THIS EXHIBIT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT No. 1 to EXCLUSIVE Distribution Agreement

This Amendment No. 1 is dated August 31, 2020 (the “Amendment”), and is between JOTEC GmbH, a wholly-owned subsidiary of CryoLife, Inc., located at Lotzenäcker 23, 72379 Hechingen, Germany (“Distributor”) and Endospan, Ltd., located at Maskit St. 4 Herzlia Business Park, Herzlia, Israel 46733 (the “Company”). Each of Company and Distributor are sometimes hereinafter referred to individually as a “Party” and collectively as “Parties.”

Recitals

a)	The Parties desire to amend the Exclusive Distribution Agreement entered thereby dated September 11, 2019 (the “Distribution Agreement”).

b)	Capitalized terms used in this Amendment and not otherwise defined herein are used as defined in the Distribution Agreement.

Agreement

Accordingly, the Parties agree as follows:

1. Amendment to Section 3.4, “Training.” Section 3.4 of the Distribution Agreement is hereby amended in its entirety by replacing it with the language below:

3.4 Training. Distributor shall provide adequate Product training to all applicable personnel, agents, and sub-distributors, as well as to the personnel of Distributor’s direct customers who handle the Products, and Distributor shall document such training. Distributor shall provide physician proctors or clinical specialists (each, a “Specialist”) to support all new users of Products until Distributor confirms that each such new user is prepared to conduct a case alone. Each Specialist shall complete a training program before supporting any case in the Territory. The parties shall cooperate in good faith to update any Product-training programs or materials as necessary during the Term.

2. Amendment to Section 3.5, “Customer Support.” Section 3.5 of the Distribution Agreement is hereby amended in its entirety by replacing it with the language below:

3.5 Customer Support & Post-Market Surveillance Reporting Support. Distributor shall provide post-market support to its direct customers in accordance with Company’s instructions and as required by applicable law. Before November of each calendar year, on behalf of itself and its sub-distributors, Distributor shall provide information to Company for the Company’s post-market surveillance report, which information includes but is not limited to customer feedback and data regarding reported device performance, including reported non-conforming devices. The report will be in such a form, and may include other available information, as reasonably requested by Company. Distributor acknowledges that Company may add any such report to Company’s annual reports to the FDA. For the avoidance of doubt, Company is responsible for post-market surveillance reporting for the Product.

3. Amendment to Section 3.11, “Company Inspections & Audits.” Section 3.11 of the Distribution Agreement is hereby amended in its entirety by replacing it with the language below:

3.11 Company Inspections & Audits. Upon Company’s good faith request, Distributor shall permit Company to inspect, on an annual basis, Distributor’s relevant facilities or audit Distributor’s relevant electronic and paper books, records, files, databases, and documents, in person or remotely, to determine Distributor’s compliance with this Agreement, the Quality Agreement set forth in Exhibit E, and any applicable laws, regulations, rules, and restrictions (including but not limited to those regarding Product identification, Product traceability, defined kitting or bundling processes, returns, and complaint handling). Distributor acknowledges that Company may perform an annual audit before November of each calendar year. Company shall provide to Distributor at least sixty (60) days prior written notice of any such inspection or audit and conduct the inspection or audit during normal business hours, provided that (a) no notice is required if Company reasonably suspects a breach of Section 5, “Compliance with Laws” and (b) lesser notice is required if exigent circumstances warrant an inspection or audit sooner. Distributor shall provide to Company reasonable assistance in facilitating any such investigation or audit, including but not limited to making personnel available, providing in-person or remote access, permitting copying, and promptly completing and returning to Company any requests for information provided by Company to Distributor. Company shall not exercise its rights under this Section 3.11 more than twice per calendar year absent exigent circumstances. Distributor shall ensure that similar inspection and audit rights apply to Distributor’s sub-distributors of the Products. The parties acknowledge that any inspection or audit of Distributor’s sub-distributor will be coordinated by Distributor.

4. Amendment to Section 4.3, “Training.” Section 4.3 of the Distribution Agreement is hereby amended in its entirety by replacing it with the language below:

4.3 Training. Company shall provide to Distributor adequate Product training in accordance with its training policy. Each party shall pay its own travel expenses for any such training. The party hosting the training shall organize the training and pay any expenses, including but not limited to expenses for adequate training space, necessary equipment, and amenities. Company shall use its best efforts to promptly train and certify Distributor personnel to independently undertake case selection, proctor management, and implant support responsibilities.

5. Amendments to Section 2.10, “Minimum Purchase Amount,” and Exhibit D, “Initial Minimum Purchase Amount.” Section 2.10 of the Distribution Agreement is hereby amended by replacing “The initial Minimum Purchase Amount is set forth in Exhibit E” with “The initial Minimum Purchase Amount is set forth in Exhibit D,” and Exhibit D to the Distribution Agreement is hereby amended in its entirety by replacing it with Exhibit D-1 attached hereto.

6. Continuation of the Distribution Agreement. This Amendment shall be deemed an integral part of the Distribution Agreement. Except for the amendments specifically and explicitly made in this Amendment, the Distribution Agreement remains unchanged and in full effect.

7. General.

7.1 Authority. The Parties represent and warrant that they have the full power and authority to enter into this Amendment and that they can do so without violating or conflicting with any laws or other agreements to which they are a Party.

7.2 Entire Agreement. This Amendment, including its Exhibits and any attachments, constitutes the final, exclusive agreement between the parties on the matters contained in this Amendment. All earlier and contemporaneous negotiations and agreements between the parties on the matters contained in this Amendment are expressly merged into and superseded by this Amendment. For clarification purposes, neither this Section 6.2 nor any other provision of this Amendment amends Section 11.2 of the Distribution Agreement.

7.3 Severability. If any provision of this Amendment is determined to be illegal or unenforceable, the remaining provisions of this Amendment remain in full force, if the essential provisions of this Amendment for each Party remain legal and enforceable.

7.4 Choice of Law. The laws of Delaware, U.S.A. (without regard to its conflict of law principles) govern all matters arising from or relating to this Amendment. The state or federal courts of Delaware, U.S.A. will have exclusive jurisdiction over any dispute arising from or relating to this Amendment. Each Party knowingly, voluntarily, and intentionally waives its right to a trial by jury in any legal proceeding arising from or relating to this Amendment. This waiver applies to any legal proceeding, whether sounding in contract, tort, or otherwise. Each Party acknowledges that it has received the advice of competent counsel.

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Each Party is signing this Amendment on the date stated below that Party’s signature.

Distributor: JOTEC GmbH	Company: Endospan, Ltd.
By: _/s/ Karl Will_________________________	By: _/s/ Noa Weinstein______________________
Name: Karl Will	Name: Noa Weinstein
Title: Vice President of Sales & Marketing EMEA	Title: Chief Financial Officer
Date: __02 SEP. 2020 ___________________	Date: _August 31, 2020____________________

EXHIBIT D-1

INITIAL MINIMUM PURCHASE AMOUNT

[OMITTED]